THE YACKTMAN FUNDS, INC.
                             207 EAST BUFFALO STREET
                           MILWAUKEE, WISCONSIN 53202


                               November 12, 1998



Dear Stockholder:

            Enclosed with this letter is a Notice of Special Meeting of Stockholders to be held on November 24, 1998. This meeting initially was called by Donald Yacktman who was then the President of The Yacktman Funds, Inc. As you previously have been informed, the Board of Directors, acting on advice of counsel, revoked the call of the meeting. These matters became the subject of litigation in the Circuit Court for Baltimore City, Maryland. In accordance with the Temporary Restraining Order issued by the Court, I am hereby sending you the enclosed Notice so that the meeting can take place on November 24, 1998.

                                            Sincerely,



                                            /s/ Jon D. Carlson
                                            ------------------
                                            Jon D. Carlson
                                            President


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                            THE YACKTMAN FUNDS, INC.
                             207 EAST BUFFALO STREET
                           MILWAUKEE, WISCONSIN 53202

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 24, 1998


To the Stockholders of
THE YACKTMAN FUNDS, INC.:

            A Special Meeting of the Stockholders of The Yacktman Funds, Inc. (the "Funds") will be held at the Goodman Room of the Allegro Hotel, 171 West Randolph Street, Chicago, Illinois, on Tuesday, November 24, 1998, at 10:00 a.m. local time, for the following purposes:

         1. To remove all of the current directors of your Funds other than Ronald Ball and Donald Yacktman;

         2. To amend your Funds' bylaws to reduce the number of directors of your Funds from six to five;

         3.       To elect three nominees as new directors of your Funds; and

         4. To transact such other business as may properly come before the special meeting or any adjournment thereof.

            Only stockholders of record who owned outstanding shares of the Funds at the close of business on October 12, 1998, the record date, are entitled to receive notice of, and to vote at, the special meeting.

                                  By Order of the Office of the President



                                  /s/ Jon D. Carlson
                                  ------------------
                                  Jon D. Carlson
                                  Secretary

Chicago, Illinois
November 12, 1998